UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 2, 2005

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-8519	31-1056105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati OH, 45202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code	(513) 397-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.

Item 7.01 Regulation FD Disclosure.

On February 2, 2005, Cincinnati Bell Inc. announced that it plans to raise an aggregate principal amount of $350 million through a private offering of $250 million of senior notes due 2015 and $100 million of 8 3/8% senior subordinated notes due 2014. The company intends to use the proceeds from this offering, along with proceeds from a new $250 million revolving credit facility, to repay all outstanding borrowings under, and terminate, its existing credit facilities.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered, the securities to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Inclusion of information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirement of Regulation FD.

The following is certain information that will be disclosed by the company in connection with the Offering.
(1)  Capitalization

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2004 (1) on an actual basis, and (2) as adjusted to give effect to our refinancing plan.

	As of September 30, 2004
	Actual	As Adjusted
Cash and cash equivalents	$23.0	$23.0
Total debt (including current portion): Existing revolving credit facility due 2008
Existing revolving credit facility due 2008	19.0	—
New revolving credit facility due 2010(a)	—	154.0
Existing term loan D	470.0	—
Total credit facilities	489.0	154.0
7¼% Senior notes due 2023	50.0	50.0
Capital lease obligations and vendor financing	18.0	18.0
Cincinnati Bell Telephone notes	250.0	250.0
7¼% Senior notes due 2013	500.0	500.0
16% Senior subordinated discount notes due 2009	371.5	371.5
8 3/8% Senior subordinated notes due 2014(b)	543.7	543.7
Senior notes due 2015	—	250.0
New 8 3/8% Senior subordinated notes due 2014	—	100.0
Unamortized discount(c)	(36.0)	(36.0)

Total debt	2,186.2	2,201.2
Shareowners’ deficit: 6’/a% Cumulative Convertible Preferred Stock
6¾% Cumulative Convertible
Preferred Stock	129.4	129.4
Common shareowners’ deficit(d)	(770.5)	(776.3)
Total shareowners’ deficit	(641.1)	(646.9)
Total capitalization	$1,545.1	$1,554.3

(a)	The new credit facilities consist of a $250 million, 5-year revolving credit facility maturing in 2010. The outstanding “As Adjusted” balance reflects $8 million in fees for the consent payments associated with the 7¼% Notes Amendment that will be paid upon consummation of our refinancing plan and $343 million in net proceeds from this offering that will be applied to the $489 million in outstanding borrowings under our existing credit facilities resulting in $154 million in initial borrowings under the new revolving credit facility.

(b)	The face amount of this debt is $540 million. The additional amount of $3.7 million consists of a mark-to-market adjustment on associated interest rate swaps as of September 30, 2004.

(c)	The actual unamortized discount of $36.0 million comprises $35.2 million of discount related to the 16% Senior Subordinated Discount Notes due 2009, $0.4 million of discount related to the 7¼% Senior Notes due 2023 and $0.4 million of discount related to the Cincinnati Bell Telephone notes.

(d)	The “As Adjusted” common shareowners’ deficit reflects a $5.8 million non cash charge, net of tax, that would result from the write-off of $10.5 million in unamortized deferred financing fees associated with the existing credit facilities.

(2)  Unaudited Pro Forma Condensed Consolidated Financial Information

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

In the second and third quarter of 2003, we completed the sale of substantially all of our broadband assets to CIII Communications LLC, for a cash purchase price of $82.7 million (net of certain post-closing price adjustments). The following unaudited pro forma condensed consolidated statement of operations reflects our results of operations for the year ended December 31, 2003, after giving effect to the sale of our broadband assets as if it had occurred on January 1, 2003. See our Current Report on Form 8-K dated February 1, 2005 for more information regarding the sale of our broadband assets.

The adjustments, which are based upon available information and upon assumptions that we believe to be reasonable, are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not indicative of the operating results that would have occurred if the sale transaction described above had been completed on the dates indicated.

Cincinnati Bell Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2003

	Actual	Adjustments For The Broadband Sale		Pro forma
	(Dollars in millions, except per share amounts)

Revenue	$1,557.8	$(332.4)	(a)	$1,254.9
		10.8	(b)
Cost and Expenses		18.7	(c)
Cost of services and products (excluding depreciation included below)	681.5	(202.8)	(d)	508.2
		18.7	(e)
		10.8	(f)
Selling, general and administrative	353.1	(123.4)	(g)	232.9
		3.2	(h)
Depreciation	169.1	(1.9)	(i)	167.2
Amortization	0.6	—		0.6
Restructuring	(2.6)	3.4	(j)	0.8
Asset impairments and other	8.8	(0.6)	(k)	8.2
Gain on sale of broadband assets	(336.7)	336.3	(l)	(0.4)
Total operating costs, expenses, gains and losses	873.8	43.7		917.5
Operating income (loss)	684.0	(346.6)		337.4
Minority interest expense	42.2	1.1	(m)	43.3
Interest expense and other financing costs	234.2	—		234.2
Other expense (income), net	(9.6)	0.2	(n)	(9.4)
Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	417.2	(347.9)		69.3
Income tax benefit	(828.8)	(131.5)	(o)	(960.3)
Income (loss) from continuing operations before cumulative effect of change in accounting principle	1,246.0	(216.4)		1,029.6
Preferred stock dividends	10.4	—		10.4
Income (loss) from continuing operations applicable to common shareowners	$1,235.6	$(216.4)		$1,019.2
Basic Earnings (loss) Per Common Share
Income (loss) from continuing operations	$5.44	$(0.95)		$4.49
Diluted Earnings (loss) Per Common Share
Income (loss) from continuing operations	$5.02	$(0.85)		$4.16
Weighted Average Common Shares Outstanding (millions)
Basic	226.9	—		226.9
Diluted	253.3	—		253.3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)	Reflects a decrease in revenue related to the broadband business that was sold in connection with the broadband sale.
(b)	Reflects an increase in revenue related to access to the Cincinnati Bell Telephone Company LLC network by the broadband business which was eliminated as intercompany revenue in the actual results.
(c)	Reflects an increase in revenue related to service provided to Cincinnati Bell Any Distance Inc. by the broadband business which was eliminated as intercompany revenue in the actual results.
(d)	Reflects a decrease in cost of services and products incurred by the broadband business that was sold in connection with the broadband sale.
(e)
Reflects an increase in cost of services related to the purchase of long distance services from the broadband business for resale in the Cincinnati market, which was eliminated as intercompany cost of services in the actual results.

(f)
Reflects an increase in cost of services related to the purchase of access to the Cincinnati Bell Telephone Company LLC network by the broadband business which was eliminated as intercompany cost of services in the actual results.

(g)	Reflects a decrease in selling, general and administrative expenses incurred by the broadband business that was sold in connection with the broadband sale.
(h)	Reflects an increase in selling, general and administrative expenses related to the allocation of corporate overhead, which cannot be allocated after the broadband sale.
(i)	Reflects a decrease in depreciation expense related to the broadband assets sold in connection with the broadband sale.
(j)	Reflects a decrease in restructuring credits related to the broadband assets sold in connection with the broadband sale.
(k)	Reflects a decrease in asset impairments and other expense related to the broadband assets sold in connection with the broadband sale.
(l)	Reflects the elimination of the gain on sale of the broadband assets sold in connection with the broadband sale.
(m)	Reflects an increase in minority interest expense as a result of the broadband sale.
(n)	Reflects a decrease in other income related to the broadband assets sold in connection with the broadband sale.
(o)	Reflects the income tax effect of all pro forma adjustments based on a blended federal and state statutory rate of approximately 38%.

(3)	Description of Other Indebtedness

New Credit Facilities

General

As part of  our refinancing plan, we expect to enter into new credit facilities with a syndicate of lending institutions. Set forth below is a summary of the expected terms of our new credit facilities. The final terms of our new credit facilities have not been finalized and, therefore, may differ from those set forth herein.

Our new credit facilities will initially provide for senior secured financing of up to $250 million, consisting of a $250 million five-year revolving credit facility maturing in 2010, which will include a $40 million sublimit for the issuance of standby letters of credit and a $25 million sublimit for swingline loans.

In addition, we have the right to request (but no lender is committed to provide) an increase in the aggregate amount of our new credit facilities of up to $500 million in the form of incremental credit facilities. The $500 million incremental credit facilities may be structured, at our option, as an increase to the new revolving credit facility or as term loans, subject to the satisfaction of customary conditions.

All borrowings under our new credit facilities are subject to the satisfaction of customary conditions, including the absence of a default or event of default and the accuracy in all material respects of representations and warranties.

Interest Rates

Borrowings under the new revolving credit facility (other than swingline loans) will bear interest, at our election, at a rate per annum equal to (i) LIBOR plus the Applicable Margin (as defined below) or (ii) the Base Rate (as defined below) plus the Applicable Margin. Swingline loans will bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for base rate advances.

We expect that the “Applicable Margin'” will be a percentage per annum equal to (i) for the period from the date of the initial borrowings under the new credit facility through the date on which we deliver financial statements for the fiscal quarter ending March 31, 2005 to the administrative agent under the new credit facilities, (A) 2.00%, in the case of LIBOR rate advances, and (B) 1.00%, in the case of alternate Base Rate advances, and (ii) thereafter, a percentage to be determined in accordance with a performance pricing grid based upon our total leverage ratio. The “Base Rate” is equal to the higher of (x) the Bank of America, N.A. prime rate and (y) the Federal Funds Rate plus one-half of one percent.

Maturity and Voluntary Prepayments

We expect that the new credit facilities will terminate and be payable in full five years after the initial borrowings thereunder. However, notwithstanding the foregoing, if by the date that is six months prior to the maturity of our senior subordinated discount notes due 2009 (the “Accelerated Maturity Date”) we do not refinance, repay or extend the maturity date of our senior subordinated discount notes due 2009 to a date later than the maturity of the new revolving credit facility, then the commitments of the lenders under the new revolving credit facility will terminate and any outstanding borrowings thereunder will become due and payable on such Accelerated Maturity Date.

We expect that the new credit facilities will permit voluntary prepayments of the outstanding borrowings and voluntary, irrevocable reductions of the unutilized portion of the commitments thereunder, in whole or in part at any time and without premium or penalty, subject to certain conditions pertaining to minimum notice and minimum payment/reduction amounts and to reimbursement of customary breakage costs with respect to the prepayment of LIBOR borrowings.

Fees

We expect to pay commitment fees to the lenders on the undrawn portions of their commitments quarterly in arrears accruing at 50 basis points on the unused amount of commitments under the new revolving credit facility.

We also expect to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the Applicable Margin on LIBOR rate advances under the new credit facilities on a per annum basis, payable quarterly in arrears. We further expect to pay customary fronting fees for the issuance of letters of credit.

Guarantees

We expect our new credit facilities to be guaranteed by all of our existing and future direct and indirect domestic subsidiaries, excluding specifically however, Cincinnati Bell Telephone Company and its Cincinnati Bell Extended Territories LLC subsidiary, our Mutual Signal subsidiaries and, for so long as we do not own all of its outstanding equity or membership interests, Cincinnati Bell Wireless LLC and also excluding any special purpose entity we may use in connection with the establishment of a receivables securitization and other subsidiaries the lenders may agree to exclude for legal or other reasons.

Security

We expect our obligations under the new credit facilities will be secured by perfected first priority pledges and security interests in (1) 100% of all present and future shares of capital stock or other equity, membership or profit interests owned directly by the Issuer or any guarantor in our present and future domestic subsidiaries (other than our Mutual Signal subsidiaries and, for so long as we do not own all of its outstanding equity or membership interests, Cincinnati Bell Wireless LLC (although the new credit facilities will be secured by a pledge of our membership interest in Cincinnati Bell Wireless Holdings LLC, the direct owner of our 80.1% interest in Cincinnati Bell Wireless LLC, a special purpose holding company whose ability to incur liabilities or engage in activities will be limited)), (2) 66% of all present and future shares of capital stock or other equity, ownership or profit interests owned directly by the Issuer or any guarantor in our present and future direct first-tier foreign subsidiaries, (3) certain of our and each guarantor's other personal property and assets, to the extent perfection is effected by the filing of a UCC financing statement and other appropriate notice filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office, (4) all present and future intercompany debt owing from any non-guarantors to Cincinnati Bell or any guarantor under our new credit facilities, and (5) all proceeds of the foregoing.

Covenants

We expect the financing documents governing the new credit facilities will contain financial covenants that require us to maintain certain debt to EBITDA, senior secured debt to EBITDA, fixed charge and interest coverage ratios. We expect the new credit facilities will contain restrictive covenants that, among other things, will limit our ability to incur additional debt or liens; pay dividends; repurchase Cincinnati Bell common stock; sell assets; and make investments and merge with another company.

Events of Default

We expect the new credit facilities will provide for events of default customary to facilities of this type, including non-payment of principal, interest or other amounts; incorrectness of representations and warranties in any material respect; violation of covenants; cross-events of default and cross-acceleration; certain events of bankruptcy or insolvency; certain material judgments; invalidity of any loan or security document; change of control and certain ERISA events.

(4)  Risk Factors Associated with Our Business

Evaluations undertaken pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 may reveal that our internal controls over financial reporting are not designed effectively, not operating effectively, or that our independent auditors are not able to report on management’s assessment. Any of these outcomes could have a significant and adverse effect upon our business.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be negatively impacted. As required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) and the rules and regulations of the SEC thereunder, we are currently evaluating and testing the effectiveness of our internal controls over financial reporting in order to allow management to assess our internal controls over financial reporting and for our independent auditors to report on such assessment. Although both management and our independent auditors have committed significant resources to this evaluation and testing, we cannot be certain that both we and our independent auditors will have completed all of the required evaluations prior to our 2004 Form 10-K filing deadline of March 16, 2005. If we or our independent auditors are unable to complete the required evaluations, we may not be able to file our 2004 Form 10-K on a timely basis and/or our independent auditors may issue a qualified, adverse or disclaimer opinion on our internal controls over financial reporting.

In addition, through either management’s or our independent auditors’ evaluation and testing, we may discover an individual or aggregation of control deficiencies, which we, or our independent auditors, may categorize as a significant deficiency or a material weakness in our internal controls over financial reporting. The Public Company Accounting Oversight Board (“PCAOB”) defines a material weakness as a significant deficiency that by itself, or in combination with other significant deficiencies, results in more than a remote likelihood of a material misstatement of the annual or the interim financial statements. If we are unable to complete the necessary requirements of Section 404 in a timely manner, if we report the existence of significant deficiencies or material weaknesses, or if our auditors are unable to report on management’s assessment of our internal controls over financial reportings required by Section 404, we could receive a negative reaction from the financial markets or from our customers, suppliers, employees or candidates for hire as employees, due to a loss of confidence in the reliability of our financial statements.

As of the date hereof, we and our independent auditors have identified potential significant deficiencies relating to instances of non-compliance with our purchase authorization policies, unauthorized access to certain financial systems and data, and our financial close process. We have taken steps to remediate these deficiencies and are currently evaluating the effectiveness of these remediation efforts. We are also currently evaluating the effectiveness of certain compensating controls, which may mitigate the potential of a material misstatement resulting from these deficiencies. We cannot conclude at this time that we will ultimately determine each of these deficiencies to be significant, as defined by the PCAOB, nor can we conclude at this time that any of these identified deficiencies will not result in one or more material weaknesses.

(5)  Other Information

Indebtedness

As of September 30, 2004, after giving effect to our refinancing plan, our aggregate outstanding indebtedness would have been $2,201 million and our total shareowners’ deficit would have been $647 million. Our interest expense, after giving effect to our refinancing plan, would have been $161 million for the nine months ended September 30, 2004. This $9 million increase in interest expense from our actual interest expense for the nine months ended September 30, 2004 does not contemplate fixed to floating interest rate swaps, which could reduce this increase. In addition, we would have had the ability to borrow an additional $96 million under our new revolving credit facility, subject to compliance with certain conditions. We may also incur additional debt from time to time, subject to the restrictions contained in our new credit facilities and other debt instruments.

Restricted Subsidiaries

Effective upon the consummation of our refinancing plan, (i) we intend to designate the BRCOM Group as Restricted Subsidiaries and (ii) certain covenants and restrictions in the indenture governing the 8 3/8% senior subordinated notes due 2014 with respect to the BRCOM Group will cease to apply.

Note Guarantors

The senior notes and senior subordinated notes will be guaranteed by all restricted subsidiaries who are guarantors under the new credit facilities (the “Note Guarantors”). With respect to senior notes and the note guarantees, after giving effect to our refinancing plan, as of September 30, 2004 there would have been outstanding:

-	$954 million of Senior Indebtedness of the company (excluding unused commitments under our new credit facilities), of which $204 million would have been Secured Indebtedness,
-	no Senior Indebtedness of the Note Guarantors (excluding the guarantees of our new credit facilities, our 7 1/4% senior notes due 2013 and our senior notes),
-	$267 million of Indebtedness of non-guarantor subsidiaries effectively ranking senior to the senior notes and the note guarantees to the extent of the value of the assets of such non-guarantor subsidiaries,
-	$1,012 million of Indebtedness of the company that is subordinated or junior in right of payment to the senior notes (consisting of our 8 3/8% senior subordinated notes due 2014 and our senior subordinated discount notes due 2009), and
-	no Indebtedness of the Note Guarantors that is subordinated or junior in right of payment to the note guarantees (excluding the guarantees of our 8 3/8% senior subordinated notes due 2014 and our senior subordinated discount notes due 2009).

With respect to the senior subordinated notes and the note guarantees, after giving effect to our refinancing plan, as of September 30, 2004 there would have been outstanding:

-	$1,327 million of Senior Indebtedness of the company (excluding unused commitments under our new credit facilities and including our senior subordinated discount notes due 2009), of which $204 million would have been Secured Indebtedness,
-	no Senior Indebtedness of the Note Guarantors (excluding the guarantees of our new credit facilities, our 7 1/4% senior notes due 2013, our senior subordinated discount notes due 2009 and our senior notes),
-	$267 million of Indebtedness of non-guarantor subsidiaries effectively ranking senior to the senior subordinated notes and the Note Guarantees to the extent of the value of the assets of such non-guarantor subsidiaries,
-	$540 million of Indebtedness of the company ranking pari passu in right of payment to the senior subordinated notes (consisting of our 8 3/8% senior subordinated notes due 2014),
-	no Indebtedness of the Note Guarantors ranking pari passu in right of payment to the note guarantees (excluding the guarantees of our 8 3/8% senior subordinated notes due 2014), and
-	no Indebtedness of the company that is subordinated in right of payment to the senior subordinated notes and no Indebtedness of the Note Guarantors that is subordinated in right of payment to the note guarantees.

Non-Guarantors

After giving effect to our refinancing plan, the non-guarantor subsidiaries would have had:

-	assets of $1,053 million, or 53% of our total assets, as of September 30, 2004,
-	liabilities of $609 million, or 24% of our total liabilities, as of September 30, 2004,

-	revenue of $949 million and $724 million, or 61% and 80% of our consolidated revenue, for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, and
-	operating income of $352 million and $226 million, or 51% and 96% of our consolidated operating income, for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, any statements, projections or estimates that include or reference the words “believes,” “intends”, “anticipates,” “plans,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including but not limited to, Cincinnati Bell’s ability to maintain its market position in communications services, including for wireless, wireline and internet services, general economic trends affecting the purchase or supply of telecommunication services, world and national events that may affect the ability to provide services, changes in the regulatory environment, any rulings, orders or decrees that may be issued by any court or arbitrator, restrictions imposed under our various credit facilities and debt instruments, work stoppages caused by labor disputes, adjustments resulting from year-end audit procedures and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s annual Form 10-K report, quarterly Form 10-Q reports and Forms 8-K. The forward-looking statements included in this release represent the company's estimates as of February 2, 2005. The company anticipates that subsequent events may cause its estimates to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

		By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel

Date	February 2, 2005